Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: November 3, 2010

Contacts:
Patrick J. Dempsey	Salvatore R. DeFrancesco, Jr.
Chairman of the	Treasurer and
Board	Chief Financial Officer
570-342-8281	570-504-8000

FIDELITY D & D BANCORP, INC.
THIRD QUARTER 2010 FINANCIAL RESULTS
AND FOURTH QUARTER 2010 DIVIDEND

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2010 of $355,000 compared to net loss of $3,211,000 for the same quarter of 2009.  Management’s initiatives  during the past year improved the current quarter’s net interest income $852,000 and other income $339,000, while reducing operating expenses $792,000 to increase quarterly pre-tax, pre-credit loss earnings (see table below) by $1,983,000; enough to absorb the $1,749,000 other-than-temporary impairment (OTTI) credit losses recognized before tax for the third quarter 2010.  Earnings per share for the quarter were $0.16 compared to a loss per share of $1.55 for the same prior year period.

The Board of Directors of Fidelity D & D Bancorp, Inc. also announced the payment of the Company’s fourth quarter dividend of $0.25 per share.  The dividend is payable December 10, 2010 to shareholders of record at the close of business on November 19, 2010.

Net income for the nine months ended September 30, 2010 was $1,630,000 compared to net loss of $1,473,000 for the same 2009 year-to-date period.  Earnings per share were $0.76 for the nine months ended September 30, 2010 while the loss per share was $0.71 for the same 2009 period.  During the nine month period asset quality improved resulting in a $2,600,000 lower provision for loan losses, net interest income increased $1,663,000 and other operating expenses were reduced by $394,000.  All of these items contributed to the positive year-to-date net earnings, when compared to the 2009 net loss.

The Company’s assets grew $40,581,000, or 7%, to total $596,598,000 at September 30, 2010 from $556,017,000 at December 31, 2009. This asset growth was primarily caused by the $31,888,000, or 7%, increase in deposits, $5,271,000 more short-term borrowings and a $3,001,000 increase in shareholders’ equity.  The Bank’s regulatory capital ratios for the period ending September 30, 2010 were Total Risk Based Capital Ratio of 12.1%, Tier I Capital Ratio of 10.9% and Leverage Ratio of 9.5%, as of September 30, 2010, all of which exceed the current "well capitalized" regulatory requirements.

“The difficult decisions made by our management team nearly a year ago, coupled with the persistent hard work and diligence of our staff, are paying off,” stated Patrick J. Dempsey, Chairman of the Board. “Those efforts have enabled our institution to be a stronger, healthier financial institution that delivers increased value to our investors and superior service to our customers.”

Net interest income was $5,273,000 for the quarter ended September 30, 2010, an increase of $852,000, or 19%, compared to the $4,421,000 recorded during the same quarter of 2009.  The cost reductions on interest-bearing liabilities from the low interest rate environment surpassed the effect low rates had on reducing earning-asset yields.  This improved net interest margin to 3.93% for the third quarter of 2010, compared to 3.43% for same 2009 period.

Net interest income increased $1,663,000, or 12%, to $15,649,000 for the nine months ended September 30, 2010 from $13,986,000 recorded during the same year-to-date period of 2009.  As a result, net interest margin also improved to 3.92% during the first nine months of 2010 compared to 3.62% during the same 2009 period.

The provision for loan loss was $375,000 for the third quarter of 2010 compared to the $3,125,000 required for the third quarter of 2009.  Improvement in asset quality overall and primarily from the successful resolution of several large commercial credits necessitated lower provision for loan losses.  The provision for loan loss was $1,250,000 for the nine months ending September 30, 2010, as compared to a $3,850,000 requirement for the same 2009 nine-month period.  The allowance for loan losses was 1.77% of total loans at September 30, 2010, up from 1.57% at September 30, 2009.

Total other income recorded for the quarter ended September 30, 2010 was a $1,478,000 compared with $1,139,000 for the same quarter in 2009.   The increase primarily occurred from $175,000 more fees and other service charges collected during the quarter.

The OTTI credit losses on pooled trust preferred securities were $1,749,000 and $2,432,000 in the quarters ended September 30, 2010 and 2009, respectively. The impairment charge recognized represents the expected credit loss on these securities.   In the event further interest deferrals and defaults take place within the trust preferred portfolio, additional OTTI credit losses could be recognized through future earnings.

Total other income for the nine months ended September 30, 2010 was $4,019,000, compared to $4,237,000 for the same period in 2009.  The lower volume of loans sold during the current year-to-date period affected gains on sold loans by $518,000 and was partially off-set from $213,000 more fees and other service charges collected.

A total of $2,504,000 OTTI credit losses were recognized for the nine months ended September 30, 2010 compared to $2,758,000 during the same 2009 period.

Total other operating expenses decreased $792,000, or 15%, to $4,318,000 from $5,109,000 for the quarters ending September 30, 2010 and 2009, respectively.  The other operating expenses primarily decreased from $335,000 fewer salaries and benefits, $226,000 in reduced professional service expense and $113,000 in lower collection costs incurred.

Total other operating expenses decreased $394,000, or 3%, to $14,116,000 for the nine months ending September 30, 2010 from $14,510,000 for 2009. The reduction in operating expense resulted primarily from $325,000 reduction of salaries and benefits.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	September 30, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$47,571,175	$8,327,954
Investment securities	87,255,681	76,529,998
Federal Home Loan Bank Stock	4,781,100	4,781,100
Loans and leases	422,688,600	431,919,022
Allowance for loan losses	(7,484,253)	(7,573,603)
Premises and equipment, net	14,649,763	15,361,810
Life insurance cash surrender value	9,347,707	9,117,156
Other assets	17,788,825	17,553,834

Total assets	$596,598,598	$556,017,271

Liabilities
Non-interest-bearing deposits	$81,819,441	$70,890,578
Interest-bearing deposits	409,063,486	388,103,880
Total deposits	490,882,927	458,994,458
Short-term borrowings	21,804,259	16,533,107
Long-term debt	32,000,000	32,000,000
Other liabilities	3,235,939	2,815,159
Total liabilities	547,923,125	510,342,724

Shareholders' equity	48,675,473	45,674,547

Total liabilities and shareholders' equity	$596,598,598	$556,017,271

Average Year-To-Date Balances:	September 30, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$38,435,764	$15,812,533
Investment securities	83,352,597	83,633,697
Loans and leases, net	423,367,395	426,927,977
Premises and equipment, net	15,085,090	15,674,301
Other assets	26,334,438	23,227,334

Total assets	$586,575,284	$565,275,842

Liabilities
Non-interest-bearing deposits	$74,917,019	$70,285,476
Interest-bearing deposits	405,796,739	388,304,096
Total deposits	480,713,758	458,589,572
Short-term borrowings and long-term debt	54,744,977	54,721,932
Other liabilities	3,502,471	3,827,831
Total liabilities	538,961,206	517,139,335

Shareholders' equity	47,614,078	48,136,507

Total liabilities and shareholders' equity	$586,575,284	$565,275,842

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	Sep. 30, 2010	Sep. 30, 2009	Sep. 30, 2010	Sep. 30, 2009
Interest income
Loans and leases	$6,213,939	$6,546,053	$18,598,274	$19,691,927
Securities and other	739,761	907,433	2,366,910	3,044,485

Total interest income	6,953,700	7,453,486	20,965,184	22,736,412

Interest expense
Deposits	1,244,438	1,949,402	3,958,215	6,279,307
Borrowings and debt	436,490	1,083,252	1,357,982	2,470,884

Total interest expense	1,680,928	3,032,654	5,316,197	8,750,191

Net interest income	5,272,772	4,420,832	15,648,987	13,986,221

Provision for loan losses	375,000	3,125,000	1,250,000	3,850,000
OTTI - credit losses	1,748,674	2,431,766	2,503,596	2,757,861
Other income	1,478,263	1,139,210	4,019,146	4,236,936
Other expenses	4,317,611	5,109,295	14,116,215	14,510,071
(Credit) provision for income taxes	(45,193)	(1,895,339)	168,527	(1,421,306)
Net income (loss)	$354,943	$(3,210,680)	$1,629,795	$(1,473,469)

	Three Months Ended

	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
Interest income
Loans and leases	$6,213,939	$6,158,022	$6,226,313	$6,277,617	$6,546,053
Securities and other	739,761	812,171	814,978	895,244	907,433

Total interest income	6,953,700	6,970,193	7,041,291	7,172,861	7,453,486

Interest expense
Deposits	1,244,438	1,299,716	1,414,061	1,616,269	1,949,402
Borrowings and debt	436,490	453,196	468,296	430,394	1,083,252

Total interest expense	1,680,928	1,752,912	1,882,357	2,046,663	3,032,654

Net interest income	5,272,772	5,217,281	5,158,934	5,126,198	4,420,832

Provision for loan losses	375,000	300,000	575,000	1,200,000	3,125,000
OTTI - credit losses	1,748,674	675,872	79,050	542,233	2,431,766
Other income	1,478,263	1,316,231	1,224,652	1,224,345	1,139,210
Other expenses	4,317,611	4,694,155	5,104,449	4,731,054	5,109,295
(Credit) provision for income taxes	(45,193)	144,513	69,207	(196,008)	(1,895,339)
Net income (loss)	$354,943	$718,972	$555,880	$73,264	$(3,210,680)

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
Assets
Total cash and cash equivalents	$47,571,175	$36,728,875	$40,182,654	$8,327,954	$17,632,181
Investment securities	87,255,681	75,948,064	81,433,603	76,529,998	83,142,117
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,781,100	4,781,100
Loans and leases	422,688,600	428,122,754	434,257,867	431,919,022	428,439,731
Allowance for loan losses	(7,484,253)	(7,523,250)	(7,751,589)	(7,573,603)	(6,724,857)
Premises and equipment, net	14,649,763	14,936,387	15,245,122	15,361,810	15,514,474
Life insurance cash surrender value	9,347,707	9,269,973	9,192,627	9,117,156	9,038,561
Other assets	17,788,825	17,006,380	17,947,191	17,553,834	14,176,127

Total assets	$596,598,598	$579,270,283	$595,288,575	$556,017,271	$565,999,434

Liabilities
Non-interest-bearing deposits	$81,819,441	$77,836,050	$73,065,849	$70,890,578	$73,990,068
Interest-bearing deposits	409,063,486	403,090,854	413,491,335	388,103,880	403,268,503
Total deposits	490,882,927	480,926,904	486,557,184	458,994,458	477,258,571
Short-term borrowings	21,804,259	15,577,694	26,370,222	16,533,107	5,238,457
Long-term debt	32,000,000	32,000,000	32,000,000	32,000,000	32,000,000
Other liabilities	3,235,939	2,922,545	3,995,312	2,815,159	3,338,059
Total liabilities	547,923,125	531,427,143	548,922,718	510,342,724	517,835,087

Shareholders' equity	48,675,473	47,843,140	46,365,857	45,674,547	48,164,347

Total liabilities and shareholders' equity	$596,598,598	$579,270,283	$595,288,575	$556,017,271	$565,999,434

Average Quarterly Balances:	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
Assets
Total cash and cash equivalents	$44,858,721	$33,008,130	$37,358,017	$11,236,021	$16,582,979
Investment securities	83,361,340	86,919,361	79,737,266	83,854,397	85,599,872
Loans and leases, net	416,462,967	424,331,436	429,450,503	425,502,519	425,582,260
Premises and equipment, net	14,854,405	15,116,975	15,288,661	15,402,408	15,503,416
Other assets	26,404,370	26,073,072	26,527,219	23,514,032	22,723,241

Total assets	$585,941,803	$585,448,974	$588,361,666	$559,509,377	$565,991,768

Liabilities
Non-interest-bearing deposits	$75,830,989	$74,100,555	$74,808,276	$73,674,479	$70,412,455
Interest-bearing deposits	406,630,065	407,132,578	403,594,213	390,741,705	391,990,603
Total deposits	482,461,054	481,233,133	478,402,489	464,416,184	462,403,058
Short-term borrowings and long-term debt	50,958,606	53,323,203	60,053,061	44,159,415	50,011,878
Other liabilities	3,509,030	3,618,319	3,379,727	3,465,228	4,102,285
Total liabilities	536,928,690	538,174,655	541,835,277	512,040,827	516,517,221

Shareholders' equity	49,013,113	47,274,319	46,526,389	47,468,550	49,474,547

Total liabilities and shareholders' equity	$585,941,803	$585,448,974	$588,361,666	$559,509,377	$565,991,768

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.16	$0.34	$0.26	$0.04	$(1.55)
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.14%	5.19%	5.28%	5.52%	5.67%
Cost of interest-bearing liabilities	1.46%	1.53%	1.65%	1.87%	2.72%
Net interest spread	3.68%	3.66%	3.63%	3.65%	2.95%
Net interest margin	3.93%	3.92%	3.91%	3.99%	3.43%
Return on average assets	0.24%	0.49%	0.38%	0.05%	-2.25%
Return on average equity	2.87%	6.10%	4.85%	0.61%	-25.75%
Efficiency ratio	62.10%	69.66%	71.57%	72.76%	77.39%
Expense ratio	1.92%	2.32%	2.40%	2.50%	2.67%

Nine Months Ended
Sep. 30, 2010	Sep. 30, 2009
Diluted earnings (loss) per share	$0.76	$(0.71)
Dividends per share	$0.75	$0.75
Yield on interest-earning assets (FTE)	5.20%	5.79%
Cost of interest-bearing liabilities	1.54%	2.62%
Net interest spread	3.66%	3.17%
Net interest margin	3.92%	3.62%
Return on average assets	0.37%	-0.35%
Return on average equity	4.58%	-4.07%
Efficiency ratio	67.68%	72.43%
Expense ratio	2.21%	2.32%

Other data
Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009
Book value per share	$22.50	$22.27	$21.74	$21.69	$23.01
Equity to assets	8.16%	8.26%	7.79%	8.21%	8.51%
Allowance for loan losses to:
Total loans	1.77%	1.76%	1.79%	1.75%	1.57%
Non-accrual loans	0.78	x	0.84	x	0.70	x	0.61	x	0.85	x
Non-accrual loans to total loans	2.27%	2.08%	2.56%	2.85%	1.84%
Non-performing assets to total assets	2.22%	2.21%	2.28%	2.58%	1.81%

FIDELITY D & D BANCORP, INC.
Unaudited Pre-Tax, Pre-Credit Loss Earnings
(Non-GAAP Disclosure)

The following tables reconcile net income (loss) as reported to pre-tax, pre-credit loss earnings as of the period indicated:

	Three Months Ended

	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sep. 30, 2009

Net income (loss) as reported	$354,943	$718,972	$555,880	$73,264	$(3,210,680)

(Credit) provision for income taxes	(45,193)	144,513	69,207	(196,008)	(1,895,339)
Provision for loan losses	375,000	300,000	575,000	1,200,000	3,125,000
OTTI - credit losses	1,748,674	675,872	79,050	542,233	2,431,766

Pre-tax, pre-credit loss earnings	$2,433,424	$1,839,357	$1,279,137	$1,619,489	$450,747

	Three Months Ended		Nine Months Ended

	Sep. 30, 2010	Sep. 30, 2009	Sep. 30, 2010	Sep. 30, 2009

Net income (loss) as reported	$354,943	$(3,210,680)	$1,629,795	$(1,473,469)

(Credit) provision for income taxes	(45,193)	(1,895,339)	168,527	(1,421,306)
Provision for loan losses	375,000	3,125,000	1,250,000	3,850,000
OTTI - credit losses	1,748,674	2,431,766	2,503,596	2,757,861

Pre-tax, pre-credit loss earnings	$2,433,424	$450,747	$5,551,918	$3,713,086